CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-283374 on Form S-6 of our report dated January 16, 2025, relating to the financial statement of FT 11964, comprising FT Moderate Buffer ETF Allocation Portfolio, Series 2, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 16, 2025